EXHIBIT 99.1

                                  PRESS RELEASE

Investor Contact:                                    Media Contact:
Gary C. Wetzel                                       Michael H. Ford
Senior Vice President &                              Vice President of Sales
Chief Financial Officer                              & Marketing
Von Hoffmann Corporation                             Von Hoffmann Corporation
(314) 835-3317                                       (314) 835-3373

For Immediate Release

     VON HOFFMANN CORPORATION ANNOUNCES SECOND QUARTER EARNINGS PERFORMANCE

ST. LOUIS, MISSOURI, AUGUST 11, 2004 - VON HOFFMANN CORPORATION, a leading North American educational and commercial printer, today announced results for its second quarter ended June 30, 2004.

Net sales for the second quarter of 2004 were $119.4 million which represents an increase of 14.5% from $104.4 million in the prior year's quarter. Net income for the second quarter of 2004 was $5.5 million compared to net income of $2.9 million for the second quarter of 2003. Adjusted earnings before income taxes, depreciation and amortization (adjusted EBITDA) were $27.3 million for the second quarter of 2004 compared to $20.8 million for the second quarter of 2003.

Net sales for the second quarter of 2004 include $18.7 million contributed by Lehigh Press's educational book components and digital premedia services businesses. The Company's net sales in its core, four-color elementary and high school (ELHI) market and its four-color non-education market contributed with strong growth during the second quarter. However, our one and two-color market segments, both educational and non-educational, experienced decreases in net sales. These segments continue to be adversely impacted by conservative spending in these print markets as well as delayed timing of certain projects in the supplementary and testing markets. The improvement in adjusted EBITDA in the current quarter was principally driven by the inclusion of Lehigh Press, as the improvement in our four color markets was offset by the reduction in one and two-color market activity.

Net sales for the six months ended June 30, 2004 were $228.0 million which represents an increase of 15.1% from $198.1 million in the prior year. Net income for the six months ended June 30, 2004 was $2.6 million compared to net income of $2.5 million for 2003. Adjusted earnings before income taxes, depreciation and amortization (adjusted EBITDA) were $44.3 million for the six months ended June 30, 2004 compared to $36.3 million for 2003.

The 2004 net sales include $34.9 million contributed by Lehigh Press's educational book components and digital premedia services businesses. The Company's net sales in the four-color ELHI and college markets contributed growth within a challenging environment for the first six months of 2004. In addition, the Company's net sales in the four-color non-education market produced significant growth in the six months of 2004. However, the one and two-color market segments, both educational and non-educational, reflected decreases in net sales. These segments were primarily impacted by strong prior year sales during the first quarter of 2003 with one-time catalog and ELHI projects. The improvement in adjusted EBITDA in 2004 was primarily driven by the inclusion of Lehigh Press. However, the improvement in our four color markets did not completely offset the reduced one and two-color market activity, with the shortfall being incurred primarily in the first quarter of 2004.

Robert Mathews, President and Chief Executive Officer, noted, "The second quarter demonstrates our on-going strength in the educational market as reflected at our book component and four-color facilities. In addition, we continue to succeed within our targeted markets, our core educational product space and the four-color non-educational segment. However, the Company continues to be challenged by performance in the one and two-color markets."

Von Hoffmann Corporation is a leading North American manufacturer of printed products for the educational and commercial markets. For over 100 years, the Von Hoffmann name has been synonymous with outstanding quality in printing and print related services. With approximately 2,375 employees and nine facilities throughout the United States, Von Hoffmann is committed to offering its core customers a full range of products and service from design and prepress through manufacturing and distribution and fulfillment. Von Hoffmann is headquartered in St. Louis, Missouri. For more information, visit www.vonhoffmann.com.

Certain statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect current expectations concerning future events and results. The Company generally uses the words "believes," "expects," "intends," "plans," "anticipates," "likely," "will" and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning the Company's expectations, involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company's control, which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Examples of forward-looking statements include statements we make regarding future prospects of growth in the educational textbook market, the level of future activity of the public school textbook adoption process, demographic and other trends in the instructional materials market, our ability to maintain or increase our market share and our future capital expenditure levels. In evaluating such statements as well as the future prospects of the Company, refer to the "Risk Factors" section of the Company's filings with the Securities and Exchange Commission for a complete description of such factors.


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
FINANCIAL STATEMENT HIGHLIGHTS (000'S)

                                                    THREE MONTHS ENDED JUNE 30,            SIX MONTHS ENDED JUNE 30,
          STATEMENT OF OPERATIONS                    2004               2003                 2004              2003
                                                --------------    ---------------      ---------------    --------------
Net sales                                       $     119,419     $      104,363       $      228,016      $    198,114
Cost of products and services                          92,674             83,640              185,160           161,902
                                                --------------    ---------------      ---------------    --------------
Gross profit                                           26,745             20,723               42,856            36,212
Gross profit percentage                                 22.4%              19.9%                 18.8%             18.3%

Operating expenses                                     10,003              5,681               20,734            11,423
                                                --------------    ---------------      ---------------    --------------
Income from operations                                 16,742             15,042               22,122            24,789

Interest income                                            52                 24                   95                45
Loss on disposal of depreciable assets                    (33)               (24)                 (61)             (288)
Interest expense - subsidiary                         (10,683)            (8,817)             (21,491)          (17,662)
Interest expense - subord. debentures                  (1,530)            (1,351)              (3,011)           (2,659)
                                                --------------    ---------------      ---------------    --------------
Inc. (loss) before taxes & discontinued ops.            4,548              4,874               (2,346)            4,225

Income tax provision (benefit)                          1,354              2,010                 (714)            1,738
                                                --------------    ---------------      ---------------    --------------


Income (loss) before discontinued ops.                  3,194              2,864               (1,632)            2,487

Discontinued oper., net of taxes (Note A)               2,354                  -                4,229                 -
                                                --------------    ---------------      ---------------    --------------

Net income                                      $       5,548     $        2,864       $        2,597     $       2,487
                                                ==============    ===============      ===============    ==============


                                                    THREE MONTHS ENDED JUNE 30,            SIX MONTHS ENDED JUNE 30,
           EBITDA RECONCILIATION                     2004               2003                 2004               2003
                                                --------------    ---------------      ---------------    --------------

Net income                                      $       5,548     $        2,864       $        2,597     $       2,487

Income tax provision (Note B)                           3,007              2,010                1,990             1,738
Interest income                                           (52)               (24)                 (95)              (45)
Interest expense - subsidiary                          10,683              8,817               21,491            17,662
Interest expense - subord. debentures                   1,530              1,351                3,011             2,659
Depreciation and amortization                           5,931              5,592               14,060            11,192
                                                --------------    ---------------      ---------------    --------------

EBITDA (Note C)                                        26,647             20,610               43,054            35,693

Adjustments to EBITDA:

Special consulting expenses (Note D)                      284                168                  329               334
Restructuring charges (Note E)                            330                  -                  900                 -
Loss on disposal of depreciable assets                     33                 24                   61               288
                                                --------------    ---------------      ---------------    --------------

Adjusted EBITDA (Note C)                        $      27,294     $       20,802       $       44,344     $      36,315
                                                ==============    ===============      ===============    ==============


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
Note A: Discontinued operations represent the operating results, net of taxes, of the Lehigh Direct division of The Lehigh Press, Inc., which provides direct marketing printing services. Through June 30, 2004, the division is being classified as an asset held for sale. Accordingly, the results of the division are shown as a discontinued operation, with no depreciation being recorded.

Note B: Income tax provision for the three months ended and six months ended June 30, 2004 includes a tax provision of $1,653 and $2,704 for operating results classified as a discontinued operation as described in Note A.

Note C: EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is not a measure of performance under accounting principles generally accepted in the United States. EBITDA should not be considered a substitute for cash flow from operations, net earnings or other measures of performance as defined by accounting principles generally accepted in the United States or as a measure of our profitability or liquidity. EBITDA does not give effect to the cash we must use to service our debt, if any, or pay our income taxes and thus does not reflect the funds actually available for capital expenditures or other discretionary uses. We have adjusted EBITDA for items considered to be either non-operating, non-cash, one-time and/or discretionary in nature. Our presentation of EBITDA may not be comparable to other similarly titled captions of other companies due to differences in the method of calculation. We present adjusted EBITDA as we believe it is useful, along with GAAP measures, to permit investors to compare our operating performance to other companies in our industry. Adjusted EBITDA is also included herein to provide additional information with respect to our ability to meet our consolidated debt service, capital expenditure and working capital requirements.

Note D: Special consulting expenses relate to fees paid under the financial services agreement with Credit Suisse First Boston LLC, an affiliate of our principal stockholders, and costs incurred for consulting services used in assisting in the acquisition integration process.

Note E: Restructuring charges represent employee severance and other cash charges associated with the closure of two manufacturing facilities under the Precision Offset Printing Company, Inc. subsidiary. The remaining operations are being combined into the Pennsauken, NJ-based Lehigh Lithographers division of Lehigh Press.

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